Contract No. 051555-0001-0000        Amendment Number 5

AMENDMENT TO RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES ("the Plan")
WHEREAS, Rayonier Inc. (the "Employer") maintains the Rayonier Investment and Savings Plan for Salaried Employees (the "Plan") for its employees;
WHEREAS, Rayonier Inc. has decided that it is in its best interest to amend the Plan;
WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement.
NOW THEREFORE BE IT RESOLVED, that the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 4-1-2017.

1.	The Adoption Agreement is amended to read:
6A-8 AUTOMATIC CONTRIBUTION ARRANGEMENT. No automatic contribution provisions apply under Section 3.03(c) of the Plan, unless provided otherwise under this AA §6A-8.

☑ (a)
Automatic deferral election. Upon becoming eligible to make Salary Deferrals under the Plan (pursuant to AA §3 and AA §4), a Participant will be deemed to have entered into a Salary Deferral Election for each payroll period, unless the Pa1ticipant completes a Salary Deferral Election (subject to the limitations under AA §6A-2 and AA §6A-3) in accordance with procedures adopted by the Plan Administrator.

☑ (1)    Effective date of Automatic Contribution Arrangement. The automatic deferral provisions under this AA
§6A-8 are effective as of:

☑ (i) The Effective Date of this Plan as set forth under the Employer Signature Page.

☐ (ii)          [insert date]

☐ (iii)
As set forth under a prior Plan document. [Note: If this subsection (iii) is checked, the automatic deferral provisions under this AA §6A-8 will apply as of the original Effective Date of the automatic contribution arrangement. Unless provided otherwise under this AA §6A-8, an Employee who is automatically enrolled under a prior Plan document will continue to be automatically enrolled under the current Plan document.]

☑ (2)     Automatic Contribution Arrangement. Check this subsection (2) if the Plan is designated as an Automatic Contribution Arrangement, as described under Section 3.03(c) of the Plan. [Note: Unless an election is made under this AA §6A-8 that is inconsistent with the requirements of an Eligible Automatic Contribution Arrangement (EACA), the Automatic Contribution Arrangement will qualify as an EACA, as described in Section 3.03(c)(l) of the Plan.]

☑ (i) Automatic deferral percentage.

☑ (A) 6 % of Plan Compensation
☐ (B) $

© Copyright 2014    Massachusetts Mutual Life Insurance Company    4-1-2017

Contract No. 051555-0001-0000        Amendment Number 5

☑ (ii) Automatic increase.

☑ (A)     2 % of Plan Compensation
☐ (B) $
☐ (C) Describe:

Any automatic increase elected under this subsection (ii) will not cause the automatic deferral amount to exceed:

☑ (D)     10 % of Plan Compensation
☐ (E) $
☐ (F) Describe:

☐ (3)     Qualified Automatic Contribution Arrangement (QACA). Check this subsection if the Plan is designated as a QACA under Section 6.04(b) of the Plan. [Note: If this subsection (3) is checked, a QACA Safe Harbor Contribution must also be selected under AA §6C-2.]

☐ (i) Automatic deferral percentage.___% [must be at least 3% and no more than 10%] of Plan Compensation.
☐ (ii) Automatic increase. If elected under this subsection (ii), the automatic deferral amount will increase each Plan Year by the following amount:

☐ (A)     % of Plan Compensation

but not in excess of

☐ (B) % [not less than 6% or more than 10%] of Plan Compensation

[Note: If the percentage under subsection (i) is less than 6% of Plan Compensation, an automatic deferral of at least 1% must apply under subsection (A). If no percentage is entered under subsection (B), any automatic increase selected under subsection (ii) will not exceed 10% of Plan Compensation.]

☑ (4)     Application of automatic deferral provisions. The automatic deferral election under subsection (2) or (3), as     applicable, will apply to new Participants and existing Participants as set forth under this subsection (4).

☑ (i) New Participants, The automatic deferral provisions apply to all eligible Participants who do not enter into a Salary Deferral Election (including an election not to defer) and who:

☐ (A)    become Participants on or after the effective date of the automatic deferral provisions.
☑ (B)    are hired on or after the effective date of the automatic deferral provisions.

© Copyright 2014    Massachusetts Mutual Life Insurance Company    4-1-2017

Contract No. 051555-0001-0000        Amendment Number 5

☑ (ii) Current Participants, The automatic deferral provisions apply to all other eligible Participants as follows:

☐ (A)     Automatic deferral provisions apply to all current Participants who have not entered into a Salary Deferral Election (including an election not to defer under the Plan).
☑ (B) Automatic deferral provisions apply to all current Participants who have not entered into a Salary Deferral Election that is at least equal to the automatic deferral amount under subsection (2)(i) or (3)(i), as applicable. Current Participants who have made a Salary Deferral Election that is less than the automatic deferral amount or who have not made a Salary Deferral Election will automatically be increased to the automatic deferral amount unless the Participant enters into a new Salary Deferral election on or after the effective date of the automatic deferral provisions.
☐ (C)     Automatic deferral provisions do not apply to current Participants. Only new Participantts described in subsection (i) are subject to the automatic deferral provisions. [Note: This subsection (C) may not be selected if the Plan is a QACA under subsection (3). Also see Section 3.03(c)(2)(i) of the Plan for the application of this subsection under an EACA.]
☐ (D) Describe:

☑ (iii) Treatment of automatic deferrals. Any Salary Deferrals made pursuant to an automatic deferral election will be treated as Pre-Tax Salary Deferrals, unless designated otherwise under this subsection (iii).

☐	Any Salary Deferrals made pursuant to an automatic deferral election will be treated as Roth Deferrals. [This subsection (iii) may only be checked if Roth Deferrals are permitted under AA §6A-5.]

[Note: Any Salary Deferral Election (including an election not to defer under the Plan) made after the effective date of the automatic deferral provisions will override such automatic deferral provisions. See Section 6,04(b)(J)(iii) of the Plan for the application of this provision to rehired Employees.]

☑ (5)     Application of automatic increase. Unless designated otherwise under this subsection (5), if an automatic increase is selected under subsection (2)(ii) or (3)(ii) above, the automatic increase will take effect as of the first day of the second Plan Year following the Plan Year in which the automatic deferral election first becomes effective with respect to a Participant. (See Section 3.03(c)(2)(iii) of the Plan.)

☑ (i) First Plan Year. Instead of applying as of the second Plan Year, the automatic increase described     in subsection (2)(ii) or (3)(ii), as applicable, takes effect as of the appropriate date (as designated under subsection (iii) below) within the first Plan Year following the date automatic contributions begin.

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Contract No. 051555-0001-0000        Amendment Number 5

☐ (ii) Designated Plan Year. Instead of applying as of the second Plan Year, the automatic increase described in subsection (2)(ii) or (3)(ii), as applicable, takes effect as of the appropriate date (as designated under subsection (iii) below) within the ____ Plan Year following the Plan Year in which the automatic deferral election first becomes effective with respect to a Participant. [Note: If this subsection (ii) is checked and the Plan is intended to qualify for the QACA safe harbor, the Plan must satisfy the minimum deferral requirements. See Section 6.04(b)(l)(i) of the Plan for special rules that apply if this subsection (ii) is checked for a QACA plan Also see Rev. Ru!. 2009-30.].

☑ (iii) Effective date. The automatic increase described under subsection (2)(ii) or (3)(ii), as applicable, is generally effective as of the first day of the Plan Year. If this subsection (iii) is checked, instead of becoming effective on the first day of the Plan Year, the automatic increase will be effective on:

☐ (A) The anniversary of the Participant's date of hire.
☐ (B)The anniversary of the Participant's first automatic deferral contribution.
☐ (C) The first day of each calendar year
☑ (D) Other date: April 1

[Note: If this subsection (iii) is checked and the Plan is intended to qualify for the QACA safe harbor, the Plan must satisfy the minimum deferral requirements. See Section 6.04(b)(l)(i) of the Plan for special rules that apply if this subsection (iii) is cl1ecked for a QACA plan. Also see Rev. Rul. 2009-30.]

☑ Special rules: Effective 4/1/2017, participants deferring between 6% and 9% of compensation will be increased by 2% up to a maximum of 10% unless they opt out of this deferral increase prior to 4/1/2017.

[Note: Any special rules under this subsection (iv) must satisfy the rules applicable to automatic increases under Treas. Reg. §1.401(k)-3, if applicable, and must satisfy the nondiscrimination requirements under Code §1.401(a)(4).]

☐ (6)     Treatment of terminated Employees. Unless designated otherwise under subsection (i) below, a Participant's affirmative election to defer (or to not defer) wi11 cease upon termination of employment. Inaddition, unless designated otherwise under subsection (ii) below, in applying the automatic deferral provisions under the Plan, a rehired Participant is treated as a new Employee if the Participant is precluded from making automatic deferrals to the Plan for a ful[ Plan Year.

☐ (i) Terminated Employees. If this subsection (i) is selected, a terminated Participant's affirmative election to defer (or to not defer) will not cease upon termination of employment. Thus, a Participant who entered into an election to defer (or not to defer) prior to termination of employment will not be subject to the automatic deferral provisions upon rehire. (See Section 3.03(c)(2)(i) of the Plan.)

☐ (ii) Rehired Employees. If this provision applies, a Participant who is precluded from making automatic deferrals to the Plan for a full Plan Year will not be treated as a new Employee for purposes of applying the automatic deferral provisions under the Plan. Thus, a rehired Participant's minimum deferral percentage will continue to be calculated based on the date the individual first

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Contract No. 051555-0001-0000        Amendment Number 5

began making automatic deferrals under the Plan. (See Section 6.04(b)(l)(iii) of the Plan.)

☑ (b) Permissible Withdrawals under Automatic Contribution Arrangement.

☑ (1)     Permissible withdrawals allowed. If the Plan satisfies the requirements for an EACA (as set forth in Section 3.03(c)(2) of the Plan) or a QACA (as set forth in Section 6.04(b) of the Plan), the permissible withdrawal provisions under Section 3.03(c)(3) of the Plan apply. Thus, a Participant who receives an automatic deferral may withdraw such contributions (and earnings attributable thereto) within the time period set forth under Section 3.03(c)(3) of the Plan, without regard to the in-service distribution provisions selected under AA §10- 1.

☐ (2)     No permissible withdrawals. Although the Plan contains an automatic deferral election that is designed to satisfy the requirements of an EACA or QACA, the permissible withdrawal provisions under this subsection (b) are not available.

☑ (3)     Time period for electing a permissible withdrawal. Instead of a 90-day election period, a Participant must request a permissible withdrawal no later than 45__ [may not be less than 30 or more than 90] days after the date the Plan Compensation from which such Salary Deferrals are withheld would otherwise have been included in gross income.

☐ (c) Other automatic deferral provisions:

[Note: Any language added under this subsection must comply with the nondiscrimination requirements under Code §401(a)(4) and the regulations thereunder.]

© Copyright 2014    Massachusetts Mutual Life Insurance Company    4-1-2017

Contract No. 051555-0001-0000        Amendment Number 5

EMPLOYER SIGNATURE PAGE

PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Investment and Savings Plan for Salaried Employees to effect:
☐ (a) The adoption of a new plan, effective [insert Effective Date of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]
☐ (b) The restatement of an existing plan, in order to comply with the requirements of PPA, pursuant to Rev. Proc. 2011-49.

(1)
Effective date of restatement:     [Note: Date can be no earlier than January 1, 2007. Section 14.01(1)(2) of Plan provides for retroactive effective dates for all PPA provisions. Thus, a current effective date may be used under this subsection (1) without jeopardizing reliance.]

(2)	Name of plan(s) being restated:

(3)	The original effective date of the plan(s) being restated:
☑ (c) An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

(1)	Effective Date(s) of amendment/restatement: 4-1-2017

(2)	Name of plan being amended/restated: Rayonier Investment and Savings Plan for Salaried Employees

(3)	The original effective date of the plan being amended/restated: 3-1-1994

(4)
If Plan is being amended, identify the Adoption Agreement section(s) being amended: 6A-8 to add an Automatic Deferral Increase of 2% up to a 10% cap of Plan Compensation, and to re-enroll employees deferring less than 6% of Plan Compensation.

VOLUME SUBMITTER SPONSOR INFORMATION, The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Company
Address: 1295 State Street Springfield, MA 01111-0001
Telephone number: (800) 309-3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §401(a), to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable

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Contract No. 051555-0001-0000        Amendment Number 5

IRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04. The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer's needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.
Rayonier Inc.

Shelby Pyatt      VP, HR & IT
(Name of authorized representative)      (Title)
/s/ Shelby Pyatt 12/7/16
(Signature) (Date)

© Copyright 2014    Massachusetts Mutual Life Insurance Company    4-1-2017